Exhibit 10.2

SECOND RECEIVABLES PURCHASE AGREEMENT
Dated as of December 20, 2017

between

CONN'S RECEIVABLES 2017-B TRUST
as Purchaser,

and

CONN APPLIANCES RECEIVABLES FUNDING, LLC
as Seller

TABLE OF CONTENTS

Page

ARTICLE I	DEFINITIONS

SECTION 1.1	Certain Defined Terms 1

SECTION 1.2	Accounting and UCC Terms 3

ARTICLE II	AMOUNTS AND TERMS OF THE PURCHASES

SECTION 2.1	Purchase of Receivables 3

SECTION 2.2	[Reserved] 3

SECTION 2.3	[Reserved] 4

SECTION 2.4	[Reserved] 4

SECTION 2.5	Returns and Refinancings 4

SECTION 2.6	Allocations of Collections 4

ARTICLE III	CONDITIONS TO PURCHASES

SECTION 3.1	Conditions Precedent to Purchaser’s Purchase 4

SECTION 3.2	Conditions Precedent to Seller’s Sale 5

ARTICLE IV	REPRESENTATIONS AND WARRANTIES

SECTION 4.1	Representations and Warranties of the Parties 5

SECTION 4.2	Additional Representations of the Seller 6

ARTICLE V	GENERAL COVENANTS

SECTION 5.1	Affirmative Covenants of the Seller 8

SECTION 5.2	Negative Covenants of the Seller 12

ARTICLE VI	ADMINISTRATION AND COLLECTION OF RECEIVABLES

SECTION 6.1	Collection Procedures 13

SECTION 6.2	[Reserved.] 14

SECTION 6.3	[Reserved.] 14

SECTION 6.4	Limitation on Liability of the Seller and Others 14

SECTION 6.5	Responsibilities of the Seller 14

SECTION 6.6	Repossessed Merchandise 15

ARTICLE VII	INDEMNIFICATION

SECTION 7.1	Indemnities by the Seller 15

ARTICLE VIII	MISCELLANEOUS

SECTION 8.1	Amendments, Etc 15

SECTION 8.2	Notices Etc 16

SECTION 8.3	No Waiver; Remedies 16

SECTION 8.4	Binding Effect; Governing Law 16

SECTION 8.5	Costs, Expenses and Taxes 17

SECTION 8.6	No Bankruptcy Petition 17

SECTION 8.7	Acknowledgment of Assignments 17

TABLE OF CONTENTS
(continued)
Page

SECTION 8.8	Waiver of Setoff 17

SECTION 8.9	Severability 17

SECTION 8.10	Counterparts 18

SECTION 8.11	Jurisdiction; Consent to Service of Process 18

SECTION 8.12	Third Party Beneficiaries 18

SECTION 8.13	Confirmation of Intent 18

SECTION 8.14	Section and Paragraph Headings 19

SECTION 8.15	Interest 19

SECTION 8.16	Limitation of Liability 19

Exhibit A    Schedule of Receivables
Schedule I    Receivable Schedule
Schedule II    Offices Where Books, Records, Etc. Evidencing Receivables are Kept
Schedule III    List of Trade Names

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PURCHASE AGREEMENT
PURCHASE AGREEMENT dated as of December 20, 2017, by and between CONN APPLIANCES RECEIVABLES FUNDING, LLC, a Delaware limited liability company, as seller (the “Seller”), and CONN’S RECEIVABLES 2017-B TRUST, a Delaware statutory trust, as purchaser (the “Purchaser”).
W I T N E S S E T H:
WHEREAS, the Seller intends to sell Receivables on the Closing Date, originated by Conn Appliances, Inc., or Conn Credit Corporation, Inc., (collectively, the “Originators” and each an “Originator”), to the Purchaser on the terms and subject to the conditions set forth in this Agreement;
NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
SECTION 1.1     Certain Defined Terms. Capitalized terms used in this Agreement but not defined herein shall have the meanings assigned to such terms in the Indenture. This Agreement is the Second Receivables Purchase Agreement referred to in the Indenture. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Business Day” shall mean a day on which each of Seller and Purchaser is open at its respective address specified in this Agreement for the purpose of conducting its business.
“Contingent Liability” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person’s obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum outstanding principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.
“Contract” means an Installment Contract related to a Receivable reflected on the Schedule of Receivables set forth on Exhibit A attached hereto.
“Date of Processing” means, with respect to any transaction, the date on which such transaction is first recorded in the Servicer’s computer files (without regard to the effective date of such recordation).

“Governmental Authority” means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator in each case whether foreign or domestic.
“Highest Lawful Rate” means the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received under this Agreement, under laws applicable to the Seller and the Purchaser that are presently in effect or, to the extent allowed by law, under such applicable laws that may hereafter be in effect and that allow a higher maximum nonusurious interest rate than applicable laws now allow.
“Ineligible Receivables” has the meaning assigned to that term in Section 2.4(a).
“Initiation Date” shall mean, with respect to any Receivable, the date upon which such Receivable was originated.
“Purchase Date” means December 20, 2017.
“Receivable” means the indebtedness of any Obligor under a Contract reflected on the Schedule of Receivables set forth on Exhibit A attached hereto, whether constituting an account, chattel paper, an instrument, a general intangible, payment intangible, promissory note or otherwise, and shall include (i) the right to payment of such indebtedness and any interest or finance charges and other obligations of such Obligor with respect thereto (including, without limitation, the principal amount of such indebtedness, periodic finance charges, late fees and returned check fees), and (ii) all proceeds of, and payments or Collections on, under or in respect of any of the foregoing. If an Installment Contract is modified for credit reasons, the indebtedness under the new Installment Contract shall, for purposes of the Transaction Documents, constitute the same Receivable as existed under the original Installment Contract. If an Installment Contract is refinanced in connection with the purchase of additional Merchandise, the original Receivable shall be deemed collected and cease to be a Receivable for purposes of the Transaction Documents upon payment in accordance with Section 2.5 with respect thereto.
“Receivable File” means with respect to a Receivable, (i) the Installment Contract related to such Receivable, (ii) each UCC financing statement related thereto, if any, and (iii) the application, if any, of the related Obligor to obtain the financing extended by such Receivable; provided that such Receivable File may be converted to microfilm or other electronic media within six months after the Initiation Date for the related Receivable.
“Receivables Schedule” shall mean the receivables schedule (which may be in the form of a computer file or microfiche list) in the form of Schedule I.
“Recoveries” means, with respect to any period, all Collections (net of expenses) received during such period in respect of a Receivable after it became a Defaulted Receivable.
“Related Security” means, with respect to any Receivable, all guaranties, indemnities, insurance (including any insurance and repair service agreement proceeds and returned premiums)

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and other agreements (including the related Receivable File) or arrangement and other collateral of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable (including any returned sales taxes).
“Solvent” means with respect to any Person that as of the date of determination both (A)(i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including Contingent Liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person’s then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person’s capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
SECTION 1.2     Accounting and UCC Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of the Consolidated Parent before the Closing Date; and all terms used in Article 9 of the UCC that are used but not specifically defined herein are used herein as defined therein.
ARTICLE II
AMOUNTS AND TERMS OF THE PURCHASES
SECTION 2.1     Purchase of Receivables.
(a)    The Seller hereby contributes to the Purchaser on the Closing Date in consideration for the Certificate of the Purchaser, on the terms and subject to the conditions specifically set forth herein, all of its right, title and interest, in (i) all rights (but not any obligations) to, in and under each Contract, including all Receivables related thereto and all Collections received thereon after the Cut-Off Date, reflected on the Schedule of Receivables set forth on Exhibit A attached hereto, (ii) all Related Security, (iii) all products and proceeds of the foregoing, including, without limitation, insurance proceeds, and (iv) all Recoveries relating thereto.
(b)    The parties to this Agreement intend that the transactions contemplated hereby shall be, and shall be treated as, a purchase by the Purchaser and a sale by the Seller of the Receivables and not as a lending transaction. All sales of Receivables by the Seller hereunder shall be without recourse to, or representation or warranty of any kind (express or implied) by, the Seller, except as otherwise specifically provided herein. The foregoing sale, assignment, transfer and conveyance does not constitute and is not intended to result in a creation or assumption by the Purchaser of any obligation of the Seller or any other Person in connection with the Receivables, the Contracts or any other agreements relating thereto, including, without limitation any obligation to any Obligor.

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SECTION 2.2     [Reserved].
SECTION 2.3     [Reserved].
SECTION 2.4      [Reserved].
SECTION 2.5     Returns and Refinancings. The Seller may accept a return of Merchandise for full or partial credit to, or make an adjustment (including, without limitation, any adjustment resulting from the exercise of any Cash Option) in, the principal amount or finance or other charges accrued or payable with respect to the related Receivable and may refinance any Receivable in connection with the purchase of additional Merchandise or for other reasons, provided that, with respect to the related Receivables, such credit, adjustment or refinancing is made in accordance with the Credit and Collection Policies. The aggregate amount of all such credits, adjustments and refinancings made by the Seller in accordance with the Credit and Collection Policies shall be due and payable to the Purchaser on the next Business Day following the Date of Processing in respect thereof. The amounts due to the Purchaser pursuant to the preceding sentence shall be paid on the due date therefor by wire transfer of cash or other deposit of same day funds to the Collection Account.
SECTION 2.6     Allocations of Collections. For purposes of determining the Outstanding Receivables Balances of Receivables at any time, the Purchaser and the Seller agree that the Seller shall apply all Collections on a Receivable by Receivable basis.
ARTICLE III
CONDITIONS TO PURCHASES
SECTION 3.1     Conditions Precedent to Purchaser’s Purchase. The obligation of the Purchaser to purchase each Contract and the related Receivables hereunder on the Closing Date is subject to the conditions precedent (any one or more of which can be waived by the Purchaser) that (a) the Indenture and the other Transaction Documents shall be in full force and effect and all conditions to the advance under the Indenture shall have been satisfied or waived, (b) the Purchaser shall have received on or before the Closing Date the following, each (unless otherwise indicated) dated the Closing Date and in form and substance satisfactory to the Purchaser and (c) the conditions set forth in clauses (iii), (iv) and (v) shall have been satisfied:
(i)    a copy of duly adopted resolutions of the Seller’s general partner authorizing or ratifying the execution, delivery and performance of the Transaction Documents to which it is a party, certified by the Seller’s Secretary or Assistant Secretary;
(ii)    a duly executed certificate of the Seller’s Secretary or Assistant Secretary certifying the names and true signatures of the officers authorized on behalf of the Seller to sign the Transaction Documents to which it is a party;
(iii)    the Seller shall have filed and recorded with respect to itself and with respect to all transfers of Contracts and Receivables from its Affiliates occurring on the date hereof, at its own expense, UCC-1 financing statements with respect to the Contracts and related

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Receivables in such manner and in such jurisdictions as are necessary or desirable to perfect the Purchaser’s ownership interest thereof under the UCC and delivered a file-stamped copy of such UCC-1 financing statements or other evidence of such filings to the Purchaser within five Business Days of the Closing Date; and all other action necessary or desirable, in the opinion of the Purchaser or the Trustee, to establish the Purchaser’s ownership of the Contracts and related Receivables shall have been duly taken;
(iv)    the Seller shall have delivered to the Purchaser and the Trustee the Receivable Schedule;
(v)    the Purchaser and the Trustee shall have received photocopies of reports of UCC searches in the central filing office of each Originator and the Seller and any necessary local offices of each Originator and the Seller with respect to the Receivables reflecting the absence of Liens thereon, except the Liens created hereunder, pursuant to the Indenture in favor of the Trustee and except for Liens as to which the Purchaser has received UCC termination statements or instruments executed by secured parties releasing any conflicting Liens in the Contracts, Receivables and other assets purchased pursuant to Section 2.1(a); and
(vi)    the Purchaser and the Trustee shall have received such other approvals, documents, certificates and opinions as the Purchaser or the Trustee may request.
SECTION 3.2     Conditions Precedent to Seller’s Sale. The obligation of the Seller to make its sale hereunder is subject to the conditions precedent that the Seller shall have received on or before the date of such sale the following, each (unless otherwise indicated) dated the day of such sale and in form and substance satisfactory to the Seller:
(a)    a copy of duly adopted resolutions of the Purchaser authorizing this Agreement, the documents to be delivered by the Purchaser hereunder and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of the Purchaser; and
(b)    a duly executed certificate of the Secretary or Assistant Secretary of the Purchaser certifying the names and true signatures of the officers authorized on its behalf to sign this Agreement and the other documents to be delivered by it hereunder.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
SECTION 4.1     Representations and Warranties of the Parties. The Purchaser and the Seller each represents and warrants as to itself as follows:
(a)    Each of the Seller and the Purchaser has been duly organized and is validly existing and in good standing under the laws of the state of its organization, with full power and authority to own its properties and to conduct its business as presently conducted. Each of the Seller and the Purchaser is duly qualified to do business and is in good standing as a foreign entity (or is exempt from such requirements), and has obtained all necessary licenses and approvals, in each jurisdiction

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in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on the conduct of the Seller’s or the Purchaser’s business.
(b)    The sale of Contracts and related Receivables pursuant to this Agreement, the performance of its obligations under this Agreement and the consummation of the transactions herein contemplated have been duly authorized by all requisite action and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to this Agreement or the other Transaction Documents) upon any of its property or assets or upon that of the Seller or the Purchaser, pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it, the Seller or the Purchaser is a party by which it, the Seller or the Purchaser is bound or to which any property or assets of it, the Seller or the Purchaser is subject, nor will such action result in any violation of the provisions of its organizational documents or of any statute or any order, rule or regulation of any federal or state court or governmental agency or body having jurisdiction over it, the Seller or the Purchaser or any of its their respective properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or any such regulatory authority or other such governmental agency or body is required to be obtained by or with respect to the Seller or the Purchaser for the sale of the Contracts and related Receivables or the consummation of the transactions contemplated by this Agreement.
(c)    This Agreement has been duly executed and delivered by the Seller and the Purchaser and constitutes a valid and legally binding obligation of the Seller and the Purchaser, respectively, enforceable against the Seller and the Purchaser, respectively, in accordance with its terms, except that the enforceability thereof may be subject to (a) the effects of any applicable bankruptcy, insolvency, reorganization, receivership, conservatorship or other laws, regulations and administrative orders affecting the rights of creditors generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).
(d)    There is no pending or, to its knowledge after due inquiry, threatened action or proceeding affecting it or any of its Subsidiaries before any court, governmental agency or arbitrator, that may reasonably be expected to materially and adversely affect its condition (financial or otherwise), operations, properties or prospects, or that purports to affect the legality, validity or enforceability of this Agreement. None of the transactions contemplated hereby is or is threatened to be restrained or enjoined (temporarily, preliminarily or permanently).
SECTION 4.2     Additional Representations of the Seller. The Seller additionally represent and warrant as follows:
(a)    [Reserved]
(b)    Sale of Receivables. Each of the Seller and the Depositor is, as of the time of the transfer to the Purchaser of each Receivable being sold to the Purchaser by it hereunder on the Closing Date, the sole owner of such Receivable free from any Lien other than those released at or prior to such transfer. There is no effective financing statement (or similar statement or instrument of registration under the law of any jurisdiction) now on file or registered in any public office filed by or against any Originator, the Seller or any Subsidiary of any Originator or the Seller or purporting

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to be filed on behalf of any Originator, the Seller or any Subsidiary of any Originator or the Seller covering any interest of any kind in any Contracts and related Receivables and any Originator and the Seller will not execute nor will there be on file in any public office any effective financing statement (or similar statement or instrument of registration under the laws of any jurisdiction) or statements relating to such Contracts and related Receivables, except (i) in each case any financing statements filed in respect of and covering the purchase of the Contracts and related Receivables by the Purchaser or filed in connection with the Transaction Documents and (ii) financing statements for which a release of Lien has been obtained or that has been assigned to the Purchaser or the Trustee. All filings and recordings (including pursuant to the UCC) required to perfect the title of the Purchaser in each Contract or related Receivable sold hereunder have been accomplished and are in full force and effect, or will be accomplished and in full force and effect prior to the time required in clause (iii) of Section 3.1, and the Seller shall at its expense perform all acts and execute all documents necessary or reasonably requested by the Purchaser, the Receivables Trust, the Issuer or the Trustee at any time and from time to time to evidence, perfect, maintain and enforce the title or the security interest of the Purchaser or the Receivables Trust in the Contracts and related Receivables and the priority thereof.
(c)    Accuracy of Receivable Schedule Information. As of the Cut-off Date, the Receivable Schedule furnished by Seller will be in all material respects an accurate and complete listing of all the Contracts and related Receivables and the information contained therein with respect to such Contracts and related Receivables is true and correct as of such date. All information heretofore furnished by, or on behalf of, Seller to the Purchaser or the Trustee in connection with any Transaction Document, or any transaction contemplated thereby, is true and accurate in every material respect.
(d)    Location of Office and Records. The principal place of business and chief executive office of Seller is located at 4055 Technology Forest Blvd., Suite 210, The Woodlands, TX, 77381. Originals or duplicates of any incidental Records evidencing Contracts and related Receivables that may be kept by the Seller shall be kept at, and only at, said offices, and Seller will not move its principal place of business and chief executive office or permit any Records or any books evidencing the Contracts and related Receivables that it may hold in its possession to be moved unless (i) the Seller shall have given to the Purchaser and the Trustee not less than 30 days’ prior written notice thereof, clearly describing the new location, and (ii) the Seller shall have taken such action, satisfactory to the Purchaser and the Trustee, to maintain the title or ownership of the Purchaser and any security interest of, or any filing in respect of title of, the Purchaser or the Receivables Trust, in the Receivables at all times fully perfected and in full force and effect.
(e)    Trade Names. Set forth on Schedule III hereto is a complete and accurate list of the trade names of the Seller for the five-year period preceding the date of this Agreement.
(f)    Financial Statements. The Seller has heretofore made available to the Purchaser and the Trustee copies of Consolidated Parent’s consolidated balance sheets and statements of income and changes in financial condition as of and for the fiscal years ended January 31, 2016, and January 31, 2017, audited by and accompanied by the opinion of Ernst & Young independent public accountants. Except as disclosed to the Trustee prior to the date of this Agreement, such financial

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statements present fairly in all material respects the financial condition and results of operations of Consolidated Parent and its consolidated subsidiaries as of such dates and for such periods; such balance sheets and the notes thereto disclose all liabilities, direct or contingent, of the Consolidated Parent and its consolidated subsidiaries as of the dates thereof required to be disclosed by GAAP and such financial statements were prepared in accordance with GAAP applied on a consistent basis. Since January 31, 2017, there has been no material adverse change in the condition (financial or otherwise), operations, properties, assets or prospects of the Seller and its Subsidiaries.
(g)    No Consent. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority (other than the UCC financing statements required to be filed hereby) is or will be required in connection with execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, except such as have been made or obtained and are in full force and effect.
(h)    Back-Up Servicer Can Perform. Upon the delivery by the Seller to the Back-Up Servicer of the computer tapes, disks, cassettes and related materials (in a generally acceptable readable format) relating to the administration of the Receivables, the Back-Up Servicer shall have been furnished with all materials and data necessary to permit immediate collection of the Receivables by the Back-Up Servicer without the participation of the Seller, in such collection.
(i)    Security Interest of Purchaser. This Agreement and all related documents constitute a valid sale, transfer and assignment to the Purchaser of all right, title and interest in the Contracts, the related Receivables and Related Security and the proceeds thereof. Upon the filing of the financing statements described in Section 3.1(iii), the Purchaser shall have a first priority perfected security interest in all of the property described in Section 2.1(a) (except to the extent such first priority perfected security interest was assigned to the Trustee pursuant to the Indenture). Except as otherwise provided in this Agreement, neither the Seller nor any Subsidiary of the Seller other than Purchaser nor any Person claiming through or under the Seller or any Subsidiary of the Seller other than Purchaser has any claim to or interest in any Trust Account.
(j)    Contracts. With respect to each Contract, the related Receivable (i) arises in connection with a bona fide final sale and delivery of Merchandise by the Retailer as stated in the ordinary course of business, (ii) with respect to an Installment Contract, is for a liquidated amount as stated in the Records relating thereto, (iii) is enforceable against the Obligor in accordance with its terms, (iv) is not subject to offset, defense, counterclaim or deduction, or (v) bears a signature of an Obligor which is genuine and not forged or unauthorized.
(k)    Solvency. The Seller is Solvent.
ARTICLE V
GENERAL COVENANTS
SECTION 5.1     Affirmative Covenants of the Seller. So long as the Purchaser shall have any interest in any Contract and related Receivable, the Seller shall, unless the Purchaser otherwise consents in writing:

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(a)    Financial Statements, Reports, Etc. Deliver or cause to be delivered to the Purchaser, the Receivables Trust, and the Trustee:
(i)    as soon as available and in any event within 90 days after the end of each Fiscal Year of the Consolidated Parent, a balance sheet of the Consolidated Parent as of the end of such year and statements of income and retained earnings and of source and application of funds of the Seller for the period commencing at the end of the previous Fiscal Year and ending with the end of such year, in each case setting forth comparative figures for the previous Fiscal Year, certified without material qualification in a manner satisfactory to the Purchaser and the Trustee by Ernst & Young or other nationally recognized, independent public accountants, together with a certificate of such accounting firm stating that in the course of the regular audit of the business of the Seller, which audit was conducted in accordance with generally accepted auditing standards in the United States; and
(ii)    as soon as available and in any event within 45 days after the end of each fiscal quarter, quarterly balance sheets and quarterly statements of source and application of funds and quarterly statements of income and retained earnings of the Consolidated Parent, certified by the chief financial or executive officer of the Consolidated Parent (which certification shall state that such balance sheets and statements fairly present the financial condition and results of operations for such fiscal quarter, subject to year‑end audit adjustments).
For so long as Consolidated Parent is subject to the reporting requirements of Section 13(a) of the Exchange Act, its filing of the annual and quarterly reports required under the Exchange Act, on a timely basis, shall be deemed compliance with clauses (i) and (ii) of this paragraph (a).
(b)    Compliance with Laws, Etc. Comply, and cause all of the Contracts related to Receivables to comply, in all material respects with all applicable laws, rules, regulations and orders applicable to the Seller and the Receivables, including, without limitation, rules and regulations relating to truth in lending, retail installment sales, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, privacy environmental matters, labor, taxation and ERISA, where in any such case failure to so comply could reasonably be expected to have an adverse impact on the Receivables or the amount of Collections thereunder. It will comply in all material respects with its obligations under the Contracts related to Receivables.
(c)    Preservation of Existence. Preserve and maintain in all material respects its corporate existence, corporate rights (charter and statutory) and franchises.
(d)    Keeping of Records and Books of Account. Maintain and implement, or cause to be maintained or implemented, administrative and operating procedures reasonably necessary or advisable for the administration of all Receivables, and, until the delivery to the Purchaser or its designee, keep and maintain, or cause to be kept and maintained, all documents, books, records and other information necessary or advisable for the administration of all Receivables.
(e)    Performance and Compliance. Duly fulfill all obligations on its part to be fulfilled under or in connection with the Contracts and related Receivables, including complying with all

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requirements of law applicable thereto, and will do nothing to impair the right, title and interest of the Purchaser in the Contracts and related Receivables; provided, however, that an adjustment or compromise of a Receivable pursuant to Section 2.5 shall not be deemed to be a violation of this paragraph.
(f)    Location of Records. Keep the chief executive office of the Seller located at 4055 Technology Forest Blvd., Suite 210, The Woodlands, TX, 77381, and keep originals or duplicates of any Records related to Contracts and related Receivables that it maintains at, and only at, said offices, and the Seller will not move its chief executive office or permit any Records and books evidencing the Contracts and related Receivables that it may maintain to be moved unless (i) the Seller shall have given to the Purchaser, the Receivables Trust and the Trustee not less than 30 days’ prior written notice thereof, clearly describing the new location, and (ii) the Seller shall have taken such action, satisfactory to the Purchaser and the Trustee, to maintain the title or ownership of the Purchaser and any security interest of, or any filing in respect of title of, the Purchaser or the Receivables Trust in the Contracts and related Receivables at all times fully perfected and in full force and effect. The Seller may not, in any event, move the location where it conducts any administration of the Contracts and related Receivables from 4055 Technology Forest Blvd., Suite 210, The Woodlands, TX, 77381, without notice to the Trustee.
(g)    [Reserved.]
(h)    Insurance. Keep its insurable properties adequately insured at all times by financially sound and responsible insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies of the same or similar size in the same or similar businesses; maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it or any Subsidiary, as the case may be, in such amounts and with such deductibles as are customary with companies of the same or similar size in the same or similar businesses and in the same geographic area; and maintain such other insurance as may be required by law.
(i)    Obligations and Taxes. Pay and discharge promptly when due all material obligations, all sales tax and all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become in default, as well as all material lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a Lien or charge upon such properties or any part thereof; provided, however, that it and each Subsidiary shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and for which the Seller shall have set aside on its books adequate reserves with respect thereto.
(j)    Furnishing Copies, Etc. Furnish to the Purchaser, the Receivables Trust, the Issuer and the Trustee (i) promptly after obtaining knowledge that a Receivable was, at the time of the Purchaser’s purchase thereof, not an Eligible Receivable, notice thereof; and (ii) promptly following request therefor, such other information, documents, records or reports with respect to the

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Receivables or the underlying Contracts or the conditions or operations, financial or otherwise, of the Seller, as the Purchaser or the Trustee may from time to time reasonably request.
(k)    Obligation to Record and Report. The Seller will treat the purchase of Contracts and related Receivables as a sale or secured financing for tax and financial accounting purposes (as required by GAAP) and as a sale for all other purposes (including, without limitation, legal and bankruptcy purposes), on all relevant books, records, tax returns, financial statements and other applicable documents.
(l)    Continuing Compliance with the Uniform Commercial Code. At its expense perform all acts and execute all documents necessary or reasonably requested by the Purchaser, the Receivables Trust, the Issuer or the Trustee at any time to evidence, perfect, maintain and enforce the title or the security interest of the Purchaser or the Receivables Trust in the Contracts and related Receivables and the priority thereof. The Seller will execute and deliver financing statements relating to or covering the Contracts and related Receivables sold to the Purchaser (reasonably satisfactory in form and substance to the Purchaser) and the Seller will authorize the Purchaser and the Receivables Trust to file one or more financing statements relating to or covering the Contracts and related Receivables and the other property described in Section 2.1(a). The Seller shall cause each Contract related to a Receivable to be stamped in a conspicuous place (other than with respect to Contracts purchased on the Closing Date the originals of which have been copied on microfilm or optically scanned and destroyed), and Records relating to the Contracts and related Receivables to be marked, with a legend stating that it has been sold, assigned and transferred to the Purchaser; provided that, subject to the immediately preceding parenthetical, in the case of the Contracts and related Receivables purchased on the Closing Date, the Seller shall cause each Contract related to such Contracts and related Receivables to be stamped on or prior to the date that is sixty (60) days after the Closing Date. The Seller shall deliver the Receivable Files related to each Contract to the Custodian; provided that while any Records evidencing Contracts and related Receivables is in custody of the Seller, the Seller will hold the same for the benefit of the Purchaser. The Seller will not file or authorize the filing of any effective financing statement (or similar statement or instrument of registration under the laws of any jurisdiction) or statements relating to any Contracts and related Receivables, except any financing statements filed or to be filed in respect of and covering the purchase of the Contracts and related Receivables (i) by the Seller pursuant to those certain purchase agreements, dated the date hereof, by and between (I) the Seller and the Purchaser, (II) Conn Appliances Receivables Funding, LLC and Conn’s Receivables 2017-B Trust, and (III) Conn’s Receivables 2017-B Trust and Conn’s Receivables Funding 2017-B, LLC, respectively, and (ii) by the Purchaser pursuant to this Agreement and the security interest created in favor of the Trustee pursuant to the Indenture.
(m)    Proceeds of Receivables. In the event that the Seller receives any amounts in respect of Contracts and related Receivables (including, without limitation, any in-store payments), use its best efforts to deposit or otherwise credit, or cause to be deposited or otherwise credited, in accordance with the procedures set forth in Section 2.02 of the Servicing Agreement.
(n)    Sales Tax Refunds. Claim all amounts which may be recovered from the States of Texas or any other state as a rebate or refund of sales taxes paid with respect to Receivables which

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became Defaulted Receivables and pay such amounts to the Purchaser as soon as practical upon receipt from the related state refunding such amounts.
(o)    Financing Statement Changes. Within 30 days after the Seller makes any change in its, name, identity or corporate structure that would make any financing statement filed in accordance with this Agreement seriously misleading within the meaning of Section 9-506 of the UCC, the Seller shall give the Purchaser notice of any such change and shall file such financing statements or amendments to previously filed financing statements as may be necessary to continue the perfection of the interest of the Purchaser in the Contracts and related Receivables, the Related Security and the Receivables Files, and the proceeds of the foregoing.
(p)    Insurance Premiums. The Seller shall, within sixty (60) days following the Initiation Date for any Receivable, pay to the appropriate insurance underwriters or agents writing insurance in connection with the Contracts and related Receivables the amount of insurance premiums financed in accordance with the Credit and Collection Policies with respect to such Receivable.
SECTION 5.2     Negative Covenants of the Seller. So long as the Purchaser shall have any interest in any Contracts and related Receivables, the Seller shall not, unless the Purchaser otherwise consents in writing:
(a)    Liens. Sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to, any Receivables, or any Contracts with respect thereto, or assign any right to receive proceeds in respect thereof except as created or imposed by this Agreement or the Indenture.
(b)    Change in Business. Make any material change in the nature of its business as carried on at the date hereof or engage in or conduct any business or activity that is materially inconsistent with such business.
(c)    Change in Payment Instructions to Obligors. Instruct the Obligors on any Receivables to make any payments with respect to such Receivables to any place other than the places specified in Section 6.1.
(d)    Cause a Default. Take any action which would cause the Purchaser to be in default under the Indenture, a copy of which has been furnished to the Seller.
(e)    [Reserved.]
(f)    [Reserved.]
(g)    Mergers; Sales of Assets. Sell all or substantially all of its property and assets to, or consolidate with or merge into, any other corporation, if the effect of such sale or merger would cause a “Default” or an “Event of Default” under this Agreement or the Indenture. The Seller shall promptly provide written notice to the Rating Agency of any such sale, consolidation or merger which would cause a “Default” or an “Event of Default” under this Agreement or the Indenture.
(h)    [Reserved.]

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(i)    Accounting Changes. Make any material change (i) in accounting treatment and reporting practices except as permitted or required by GAAP, (ii) in tax reporting treatment except as permitted or required by law, (iii) in the calculation or presentation of financial and other information contained in any reports delivered hereunder, or (iv) in any financial policy of the Seller if such change could reasonably be expected to have a material adverse effect on the Receivables or the collection thereof.
(j)    Maintenance of Separate Existence. (i) Fail to do all things necessary to maintain its existence separate and apart from the Purchaser including, without limitation, maintaining appropriate books and records (including current minute books); (ii) except as required by applicable law, suffer any limitation on the authority of its own directors and officers or partners to conduct its business and affairs in accordance with their independent business judgment, or authorize or suffer any Person other than its own officers and directors or partners to act on its behalf with respect to matters (other than matters customarily delegated to others under powers of attorney) for which a limited liability company’s or limited partnership’s own officers and directors or partners would customarily be responsible; (iii) fail to (A) maintain or cause to be maintained by an agent of the Seller under the Seller’s control physical possession of all its books and records, (B) maintain capitalization adequate for the conduct of its business, (C) account for and manage all of its liabilities separately from those of any other Person, including, without limitation, payment by it of all payroll and other administrative expenses and taxes from its own assets, (D) segregate and identify separately all of its assets from those of any other Person, (E) maintain employees, or pay its employees, officers and agents for services performed for the Seller or (F) allocate shared overhead fairly and reasonably; or (iv) commingle its funds with those of the Purchaser or use the Purchaser’s funds for other than the uses permitted under the Transaction Documents.
ARTICLE VI
ADMINISTRATION AND COLLECTION OF RECEIVABLES
SECTION 6.1     Collection Procedures.
(a)    On or before the Closing Date, the Seller and the Purchaser shall have established and shall maintain thereafter the system of collecting and processing Collections of Receivables in accordance with Section 2.02 of the Servicing Agreement.
(b)    The Seller shall cause all in-store payments to be (i) processed as soon as possible after such payments are received by the Seller but in no event later than the Business Day after such receipt, and (ii) delivered to the Servicer or, if a Daily Payment Event has occurred, deposited in the Collection Account no later than the second Business Day following the date of such receipt.
(c)    The Seller and the Purchaser shall deliver to the Servicer or, if a Daily Payment Event has occurred, deposit into the Collection Account all Recoveries received by it within two Business Days after the Date of Processing for such Recovery.
(d)    Any funds held by the Seller representing Collections of Receivables shall, until delivered to the Servicer or deposited in the Collection Account, be held in trust by the Seller on behalf of the Trustee as part of the Trust Estate.

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(e)    The Seller hereby irrevocably waives any right to set off against, or otherwise deduct from, any Collections.
(f)    The Seller acknowledges that Seller shall not have any right, title or interest in and to any Trust Account.
SECTION 6.2     [Reserved.].
SECTION 6.3     [Reserved.].
SECTION 6.4     Limitation on Liability of the Seller and Others. No recourse under or upon any obligation or covenant of this Agreement, or the Receivables, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, employee, agent, limited partner, officer or director, in its capacity as such, past, present or future, of the Seller or of any successor thereto, either directly or through the Seller, whether by virtue of any constitutory statute, or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Agreement and the obligations issued hereunder are solely its obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by the incorporators, shareholders, employees, agents, limited partners, officers or directors, as such, of the Seller or of any successor thereto, or any of them, because of the creation of the obligations hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Agreement or in the Receivables or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, employee, agent, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations or covenants contained in this Agreement or in the Receivables or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Agreement. The Seller, the Purchaser and the Trustee and any director or officer or employee or agent of the Seller, the Purchaser or the Trustee may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.
SECTION 6.5     Responsibilities of the Seller. Notwithstanding anything herein to the contrary (i) the Seller shall perform all of its obligations under the Credit and Collection Policies related to the Receivables to the same extent as if such Receivables had not been transferred to the Purchaser hereunder, (ii) the exercise by the Purchaser of any of its rights hereunder shall not relieve the Seller from its obligations with respect to such Receivables and (iii) except as provided by law, the Purchaser shall not have any obligation or liability with respect to any Receivables or the underlying Contracts, nor shall the Purchaser be obligated to perform any of the obligations or duties of the Seller thereunder.
SECTION 6.6     Repossessed Merchandise. The Seller agrees to purchase Merchandise repossessed by the Purchaser from an Obligor. The purchase price payable by the Seller will be the fair market value of such unit of repossessed Merchandise as mutually agreed upon between the Purchaser and the Seller. Additionally, if any Receivable becomes a Defaulted Receivable, the Seller agrees to return to the Purchaser the amount (up to the outstanding balance of such Receivable)

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of any unearned premium for credit insurance and unearned premium (which is the amount paid by Conn’s to fund the servicer agreements) for repair service agreements (unless such amount has been paid directly to the Purchaser by the applicable insurance company). Any amounts due to the Purchaser in accordance with this Section 6.6, (i) shall be paid in cash by the Seller on the next Business Day following such purchase or cancellation, (ii) shall constitute Recoveries and (iii) shall be deposited in the Collection Account. The Purchaser shall be responsible for delivering repossessed Merchandise to the Seller location.
ARTICLE VII
INDEMNIFICATION
SECTION 7.1     Indemnities by the Seller. Without limiting any other rights that the Purchaser may have hereunder or under applicable law, the Seller hereby agrees to indemnify the Purchaser (and its assignees) and its officers, directors, agents and employees (each an “PSA Indemnified Party”) from and against any and all claims, losses and liabilities (including, without limitation, reasonable attorneys’ fees and disbursements) (all the foregoing being collectively referred to as “PSA Indemnified Amounts”) awarded against or incurred by any of them arising out of or resulting from the Seller’s failure to perform its obligations under this Agreement excluding, however, PSA Indemnified Amounts to the extent resulting from gross negligence (it being the intention of the parties that the PSA Indemnified Party shall be indemnified for its own ordinary negligence) or willful misconduct on the part of such PSA Indemnified Party. Such indemnity shall survive the execution, delivery, performance and termination of this Agreement.
ARTICLE VIII
MISCELLANEOUS
SECTION 8.1     Amendments, Etc.
(a)    This Agreement may be amended from time to time by the parties hereto, without the consent of any Noteholder but with prior written consent of the Certificateholder, for the purpose of (i) curing any ambiguity, correcting or supplementing any provision which may be inconsistent with any other provision herein, the Offering Memorandum and/or any other Transaction Document, (ii) complying with applicable law or regulation or (iii) adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Agreement, so long as, in each case, such amendment shall not materially adversely affect the interests of any Noteholder. An amendment will be deemed not to materially adversely affect the interests of any Noteholder if accompanied by: (i) an Opinion of Counsel, (ii) Conn’s Officer’s Certificate certifying that such amendment will not materially adversely affect the interests of any Noteholder or (iii) satisfaction of the Rating Agency Condition.
(b)    No amendment, modification or waiver of any provision of this Agreement, or consent to any departure by the Seller therefrom, shall in any event be effective unless the same shall be in writing and signed by the Purchaser and the Trustee and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding anything herein to the contrary, no amendment shall be made to this Agreement that would result in or cause (i) the Receivables Trust or the Issuer to be (i) subject to any net entity-

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level tax, or (ii) the Receivables Trust to be classified, for United States federal income tax purposes, as an association (or a publicly traded partnership) taxable as a corporation or as other than a fixed investment trust described in Treasury Regulation Section 301.7701-4(c) that is treated as a grantor trust under Subpart E, Part I of subchapter J, Chapter I of Subtitle A of the Code
(c)    It shall not be necessary to obtain the consent of the Noteholders pursuant to this Section 8.1 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.
(d)    Prior to the execution of any amendment pursuant to this Section 8.1, the Issuer shall provide written notification of the substance of such amendment to the Rating Agency and promptly after the execution of any such amendment, the Issuer shall furnish a copy of such amendment to the Rating Agency.
SECTION 8.2     Notices Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, transmitted, cabled or delivered, if to the Seller, at its address at 4055 Technology Forest Blvd., Suite 210, The Woodlands, TX, 77381; if to the Purchaser, at its address at 4055 Technology Forest Blvd., Suite 210, The Woodlands, TX, 77381; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall when mailed or telecopied be effective when deposited in the mails, or transmitted by telecopier, respectively, except that notices to the Purchaser pursuant to Article II shall not be effective until received by the Purchaser.
SECTION 8.3     No Waiver; Remedies. No failure on the part of the Purchaser to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
SECTION 8.4     Binding Effect; Governing Law. This Agreement shall be binding upon and inure to the benefit of the Seller and the Purchaser and their respective successors and assigns, except that the Seller shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Purchaser. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time that the Purchaser shall not have any interest in any Receivables and all obligations of the Seller hereunder shall have been paid in full; provided, however, that the indemnification provisions of Article VIII shall be continuing and shall survive any termination of this Agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas without regard to the conflict of laws principles thereof.
SECTION 8.5     Costs, Expenses and Taxes. In addition to the rights of indemnification granted to the Purchaser under Article VIII, the Seller agrees to pay on demand all costs and expenses of the Purchaser, the Receivables Trust, the Issuer, the Receivables Trust Trustee and the Trustee in connection with the preparation, execution and delivery of the Transaction Documents and the other agreements and documents to be delivered hereunder and thereunder, including, without

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limitation, the reasonable fees and out-of-pocket expenses of counsel for the Purchaser, the Receivables Trust Trustee and the Trustee with respect thereto and with respect to advising the Purchaser, the Receivables Trust Trustee and the Trustee as to their rights and remedies under this Agreement, and all costs and expenses (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the documents to be delivered hereunder. In addition, the Seller agrees to pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents to be delivered hereunder, and agrees to hold the Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes and fees.
SECTION 8.6     No Bankruptcy Petition. The Seller covenants and agrees that prior to the date which is one year and one day after the payment in full of all Issuer Obligations it will not institute against, or join any other Person in instituting against, the Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law. This Section 8.6 shall survive the termination of this Agreement.
SECTION 8.7     Acknowledgment of Assignments. The Seller hereby acknowledges and consents to the assignment by the Purchaser of Receivables and the rights of the Purchaser under this Agreement to the Receivables Trust, the Issuer and the Trustee pursuant to the Indenture. The Seller further acknowledges that, in accordance with the terms of the Transaction Documents, the Receivables Trust, the Issuer and the Trustee may, under certain circumstances exercise some or all of the rights of the Purchaser hereunder. The parties hereto acknowledge and agree that the Purchaser and each assignee of its rights hereunder shall be an assignee of any rights of the Seller with respect to refunds of sales taxes.
SECTION 8.8     Waiver of Setoff. All payments hereunder by the Seller to the Purchaser or by the Purchaser to Seller shall be made without setoff, counterclaim or other defense and each of the Purchaser and the Seller hereby waives any and all of its rights to assert any right of setoff, counterclaim or other defense to the making of a payment due hereunder to the Seller or the Purchaser, as the case may be; provided, however; that, notwithstanding the foregoing, the Purchaser hereby reserves any and all of its rights to assert any such right of setoff, counterclaim or other defense against the Seller with respect to the Purchase Price of Receivables purchased from the Seller hereunder in the ordinary course of the Purchaser’s business.
SECTION 8.9     Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
SECTION 8.10     Counterparts. This Agreement and any amendment or supplement hereto or any waiver granted in connection herewith may be executed in any number of counterparts

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and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.
SECTION 8.11     Jurisdiction; Consent to Service of Process.
(a)    The Seller and the Purchaser hereby submit to the nonexclusive jurisdiction of any United States District Court for the Southern District of New York and of any New York state court sitting in New York, New York for purposes of all legal proceedings arising out of, or relating to, the Transaction Documents or the transactions contemplated thereby. The Seller and the Purchaser hereby irrevocably waive, to the fullest extent possible, any objection it may now or hereafter have to the venue of any such proceeding and any claim that any such proceeding has been brought in an inconvenient forum. Nothing in this Section 8.11 shall affect the right of the Trustee or any Noteholder to bring any action or proceeding against the Seller and the Purchaser or its property in the courts of other jurisdictions.
(b)    TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, OR IN CONNECTION WITH, ANY TRANSACTION DOCUMENT OR ANY MATTER ARISING THEREUNDER.
SECTION 8.12     Third Party Beneficiaries. Each of the Secured Parties and the Receivables Trust Trustee shall be third-party beneficiaries of this Agreement.
SECTION 8.13     Confirmation of Intent. It is the express intent of the parties hereto that the sale to the Purchaser pursuant to Section 2.1 hereof of all of the Seller’s right, title and interest, in, to and under (i) all Receivables and all rights (but not the obligations) to, in and under the related Contract, (ii) all moneys due or to become due with respect to the foregoing, (iii) all proceeds of the foregoing including, without limitation, insurance proceeds relating thereto and (iv) all Recoveries on account of Receivables, in each case shall be treated under applicable state law and Federal bankruptcy law as a sale by the Seller to the Purchaser. However, if it is determined contrary to the express intent of the parties that the transfer is not a sale and that all or any portion of the assets described in Section 2.1(a) continue to be property of the Seller, then the Seller hereby grant to the Purchaser a security interest in all of the Seller’s right, title and interest in, to and under all such assets and this Agreement shall constitute a security agreement under applicable law. The Seller and the Purchaser shall, to the extent consistent with the Transaction Documents, take such action as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the assets described in Section 2.1(a), such interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the terms of this Agreement and the Indenture.
SECTION 8.14     Section and Paragraph Headings. Section and paragraph headings used in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement.
SECTION 8.15     Interest. Without limitation to the express intent of the parties set forth in the first sentence of Section 8.13, if the sales contemplated under this Agreement are ever

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determined to constitute financing arrangements, the parties hereto intend that Purchaser shall conform strictly to usury laws applicable to it, if any. Accordingly, if the transactions contemplated hereby would be usurious under applicable law, if any, then, in that event, notwithstanding anything to the contrary in this Agreement or any other agreement entered into in connection with this Agreement, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received by Purchaser under this Agreement or under any other agreement entered into in connection with this Agreement shall under no circumstances exceed the Highest Lawful Rate and any excess shall be canceled automatically and, if theretofore paid, shall at the option of Purchaser be applied on the principal amount due Purchaser or refunded by Purchaser to the Seller and (ii) in the event that the maturity of any amount due is accelerated or in the event of any prepayment or repurchase, then such consideration that constitutes interest under law applicable to Purchaser, may never include more than the Highest Lawful Rate and excess interest, if any, to Purchaser, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration, prepayment or repurchase and, of theretofore paid, shall, at the option of Purchaser be credited by Purchaser on the principal amount due to Purchaser or refunded by Purchaser to the Seller. All sums paid or agreed to be paid to Purchaser for the use, forbearance or detention of sums due hereunder shall, to the extent permitted under applicable law, be amortized, prorated, allocated and spread throughout the full term of the payments until payment in full so that the rate or amount of interest or account of such payments does not exceed the applicable usury ceiling.
SECTION 8.16     Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Savings Fund Society, FSB (“WSFS”), not individually or personally but solely as Receivables Trust Trustee of the Purchaser, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Purchaser is made and intended not as personal representations, undertakings and agreements by WSFS but is made and intended for the purpose of binding only the Purchaser, (c) nothing herein contained shall be construed as creating any liability on WSFS, individually or personally, to perform any covenant either expressed or implied contained herein of the Purchaser, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) WSFS has made no investigation as to the accuracy or completeness of any representations and warranties made by the Purchaser in this Agreement and (e) under no circumstances shall WSFS be personally liable for the payment of any indebtedness or expenses of the Purchaser or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Purchaser under this Agreement or any other related documents.
[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
CONN'S RECEIVABLES 2017-B TRUST,
as Purchaser
By: Wilmington Savings Fund Society, FSB, not in its individual capacity but solely as Receivables Trust Trustee
By: /s/ Kristin L. Moore
Name: Kristin L. Moore
Title: Senior Vice President

CONN APPLIANCES RECEIVABLES FUNDING, LLC,
as Seller
By: /s/ Lee A. Wright
Name: Lee A. Wright
Title: President

S-1

EXHIBIT A
SCHEDULE OF RECEIVABLES
[ON FILE WITH THE SERVICER]

A-1

SCHEDULE I
RECEIVABLE SCHEDULE
[ON FILE WITH THE TRUSTEE]

Schedule I-1

SCHEDULE II
OFFICES WHERE BOOKS, RECORDS, ETC.
EVIDENCING RECEIVABLES ARE KEPT
4055 Technology Forest Blvd.
Suite 210, The Woodlands, TX, 77381

Schedule II-1

SCHEDULE III
LIST OF TRADE NAMES
CONN’S APPLIANCES RECEIVABLES FUNDING, LLC

Schedule III-1